                                                                    EXHIBIT 10.6

                                                         (international version,
                                                         which is the same as
                                                         the domestic version in
                                                         all material respects)

                           KORN/FERRY INTERNATIONAL

            ENHANCED EXECUTIVE BENEFIT AND WEALTH ACCUMULATION PLAN

                         FOR INTERNATIONAL EXECUTIVES


     The purpose of this KORN/FERRY INTERNATIONAL ENHANCED EXECUTIVE BENEFIT
AND WEALTH ACCUMULATION PLAN FOR INTERNATIONAL EXECUTIVES (the "Plan") is to provide a further means whereby KORN/FERRY INTERNATIONAL and its subsidiary and affiliated companies (the "Company") may afford financial security to certain international executives/shareholders who are not covered under the Company's Employee Tax-Deferred Savings (401 (k)) Plan, but who have rendered and continue to render valuable service to the Company, constituting an important contribution toward its continued growth and success, by providing for additional future compensation so that they may be retained and their productive efforts encouraged. In general, this Plan will cover eligible individuals who are permanent legal residents and taxpayers of a country other than the United States.

                                       I

                      DEFINITIONS AND CERTAIN PROVISIONS

     1.1 "Agreement" means the written agreement (substantially in the form attached to this Plan) entered into between the Company and the Executive for each Contribution Unit to carry out the Plan with respect to such Executive.

     1.2 An "Executive" means (i) any Vice President or other officer of the Company (or a subsidiary or affiliated company) who is designated as eligible to participate in the Plan by the Company, (ii) who is or becomes a shareholder of the Company at the next subscription offering under the Company's Equity Participation Program effective December 1991 and abides by the provisions of such program as determined by the Committee and (iii) who is not eligible for the Company's Employee Tax-Deferred Savings (401(K)) Plan. In addition, an "Executive" means an employee of the Company who is currently a participant in the KORN/FERRY EXECUTIVE BENEFIT AND WEALTH ACCUMULATION PLAN (the "WAP") who elects to rollover his WAP participation and WAP contributions into this Plan.

     1.3 "Service" means continuous full-time or substantially full-time service with the Company as an employee.

     1.4 A "year of service" means a complete year of continuous, full-time service with the Company. A "year of participation" means a year of service in which an Executive is enrolled in the Plan and in which an Executive makes or has made required contributions of compensation. A "year" is a period of 12 consecutive calendar months.

     1.5 A "Contribution Unit" is an eight year period of participation, including an Initial Contribution Unit, during which an Executive elects to contribute compensation pursuant to Article II and for which an Agreement has been submitted by the Executive to the Committee.

          1.6 An "Initial Contribution Unit" means an Executive's first Contribution Unit created pursuant to Article II by (i) an election to enroll in the Plan, or (ii) a rollover of participation and contributions from the WAP. It is the only Contribution Unit to which Disability Benefits attach.

          1.7 A "Completed Contribution Unit" means a Contribution Unit in which an Executive has completed eight full years of service while enrolled in that Contribution Unit and made all required contributions of compensation for that Contribution Unit.

          1.8 "Normal Retirement Date" for a Contribution Unit means the date of termination of service of the Executive after he attains age 65 or, if later, completes eight years of service with the Company while enrolled in that Contribution Unit.

          1.9 "Early Retirement Date" for a Contribution Unit means the date of termination of service of the Executive for reasons other than death or Disability prior to attainment of age 65 but after he (i) attains age 55, (ii) completes fifteen years of service with the Company, and (iii) completes eight years of service with the Company while enrolled in that Contribution Unit.

          1.10 "Termination for cause" means (i) the commission of a crime, (ii) the refusal to follow, without good cause, the directions of the Company's Board of Directors, (iii) the misappropriation of property or money from the Company,
(iv) the commission of any act resulting in material harm to the financial condition or reputation of the Company, or (v) the commission of any fraudulent act relating to or arising out of the Executive's employment. Notwithstanding any date of retirement or voluntary termination by the Executive, if the Company notifies the Executive that he is being terminated for cause within 90 days of such date of retirement or voluntary termination by the Executive, the Executive shall be considered terminated for cause for purposes of this Plan.

     1.11 "Termination of service" means the Executive's ceasing his service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or Disability.

     1.12 "Disability" means a condition that totally and continuously prevents the Executive, for at least six consecutive months, from engaging in an "occupation" for compensation or profit. During the first 24 months of total disability, "occupation" means the Executive's occupation at the time the disability began. After that period, "occupation" means any occupation for which the Executive is or becomes reasonably fitted by education, training or experience. Disability may also include any other condition which qualifies as a total disability under a long term disability insurance policy which is in effect to provide disability insurance coverage for the Executive under this Plan. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Executive fails to qualify for disability benefits under the Social Security Act, unless the Committee determines, in its sole discretion that a Disability exists.

          1.13 "Committee" means the Administrative Committee appointed to manage and administer the Plan pursuant to Section 4.1.

          1.14 "Beneficiary" means the person or persons designated by an Executive pursuant to Section 3.12.

          1.15 A "Plan Year" means the calendar year, except as provided in
Section 2.2.

          1.16 References to an Executive's, Beneficiary's, or spouse's age are to his or her chronological age.

                                      II

                         ELIGIBILITY AND PARTICIPATION


          2.1  Eligibility to Participate. Any Executive is eligible to
               --------------------------
participate in the Plan after entering into an Agreement with the Company and after completing the enrollment steps required by the Company.

          2.2  Participation in the Plan.
               -------------------------

               (a) Executives who are hired or promoted after October 1, 1993 and who are selected by the Committee and notified in writing that their participation has been approved by the Company may participate in this Plan. The Initial Contribution Unit of an eligible Executive is the first eight year period of participation for which the Executive elects to contribute compensation under this Plan. The Executive's Initial Contribution Unit shall begin on January 1 and have a calendar Plan Year. After completing five or more years of participation in an Initial Contribution Unit, the Executive may elect a new additional Contribution Unit. Thereafter, the Executive may enroll in an additional Contribution Unit for each additional five year period that he has actively participated in the Plan. All additional Contribution Units shall also begin on January 1 and have a calendar Plan Year.

          (b) If an Executive is currently a participant in the WAP, in order to participate in this Plan such Executive must rollover his WAP participation and WAP contributions into this Plan. The rollover of WAP contributions will become the Executive's Initial Contribution Unit and all years of participation in the WAP will be counted as years of participation in this Plan. Thus, the Executive's Initial Contribution Unit will be measured from the date the Executive began participation in the WAP. After an Executive has rolled over to this Plan, an Executive may for each five years of participation in the WAP and/or this Plan (or any combination thereof), elect to participate in a new Contribution Unit, which shall begin on January 1 and have a calendar Plan Year. However, if, at rollover, an Executive has been a participant in the WAP for five or more years, he may immediately enroll in a new additional Contribution Unit as of October 1, 1993 and his Plan Year for that new additional Contribution Unit shall be from October 1 to September 30. Thereafter, all new additional Contribution Units shall begin on January 1 and have a calendar
Plan Year.

     2.3  Executive Contribution. For each Contribution Unit, an Executive shall
          ----------------------
execute an Agreement and irrevocably elect to make regular specified contributions payable in the manner and times at which the Company, in its discretion, may determine, and in the amounts and with respect to the years specified in Paragraph 3 of the Agreement, in order to participate in the Plan.

     Participation in a Contribution Unit for any Executive, whether enrolled by election or by rollover, shall commence after (i) the Executive and the Company have executed an Agreement, and (ii) the Executive has made his first contribution.

     Although an Executive must have completed eight years of service with the Company while enrolled in a Contribution Unit and have completed all of his contributions by the eighth anniversary of the date a Contribution Unit began in order to complete a Contribution Unit, an Executive may elect to accelerate his contributions for a Contribution Unit into a shorter period of time. However, an Executive may not increase his total contribution amount. Any such acceleration of contributions shall not result in any change in the benefits payable under the Plan. Any election to accelerate contributions shall be irrevocable and shall only reduce the amount of compensation earned and payable on or after the date on which the election is made.

     2.4  Failure to Make Timely Contribution. Failure of the Executive to
          -----------------------------------
make a timely contribution, as specified in Section 3 of the Agreement, within sixty (60) days of the due date as determined by the Committee pursuant to Section 2.3, will operate as an effective termination of participation in the applicable Contribution Unit under the Plan. Upon such termination the Executive shall be entitled to the Termination Benefit for such Contribution Unit as specified in Section 3.8.

                                      III

                                   BENEFITS


          3.1  Normal Retirement Benefit. If the Executive has a termination of
               -------------------------
service on a Normal Retirement Date, for each Completed Contribution Unit the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive in equal monthly installments commencing on the first day of the month following his Normal Retirement Date, as compensation earned for services rendered prior to such date, one-twelfth of the amount per annum specified as the Normal Retirement Benefit in his Agreement for the Contribution Unit for fifteen years (the "Normal Retirement Benefit").

          If the Executive continues in service with the Company after he attains age 65 or, if later, completes eight years of service with the Company while enrolled in a Contribution Unit, his monthly Normal Retirement Benefit payments for the Contribution Unit shall commence on the first day of the month following his termination of service and shall be adjusted upward to reflect the later date of commencement of his Normal Retirement Benefit payments. Such upward adjustment of his

Normal Retirement Benefit shall be made for the period from the date that the Executive attains age 65 or, if later, completes eight years of service with the Company while enrolled in the Contribution Unit to the date such Executive terminates service at a rate equal to (i) six percent (6%) per annum (i.e., a
                                                                      - -
0.5 percent (0.5%) increase per month), or (ii) such other per annum rate as may be determined by the Committee from time to time, but not to exceed 120 percent (120%) of the long-term Applicable Federal Rate (as determined under Section 1274(d) of the Internal Revenue Code).

          If an Executive dies before he has received all of his monthly Normal Retirement Benefit payments, his Normal Retirement Benefit payments shall cease, and the Company shall pay to the Executive's Beneficiary a Survivor's Benefit pursuant to Section 3.5(a).

          3.2  Early Retirement Benefit. If the Executive has a termination of
               -------------------------
service on an Early Retirement Date, for each Completed Contribution Unit the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive in equal monthly installments commencing on the first day of the month after he attains age 65, as compensation earned for services rendered prior to such time, one-twelfth of the amount per annum specified as the Normal Retirement Benefit in his Agreement for the Contribution Unit for fifteen years (the "Early Retirement Benefit").

          Any time prior to twelve months prior to such termination of service, the Executive may instead elect to commence payment of his Early Retirement Benefit, subject to the provisions of Sections 3.10, 3.11 and 3.13, as early as the first day of the month after he attains age 55. In this event, the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive in equal monthly installments, as compensation earned for services rendered prior to such time, one-twelfth of a reduced equivalent of the amount per annum specified as the Normal Retirement Benefit in his Agreement for the Contribution Unit for fifteen years. Such reduced equivalent shall be equal to the Executive's Normal Retirement Benefit specified in his Agreement for the Contribution Unit for the period from the date that the Executive terminates service to the date the Executive attains age 65 at a rate equal to (i) six percent (6%) per annum (i.e., a 0.5 percent
                                                      - -
(0.5%) reduction per month), or (ii) such other per annum rate as may be determined by the Committee from time to time, but not to exceed 120 percent (120%) of the long-term Applicable Federal Rate.

          If an Executive dies before he has received all of his monthly Early Retirement Benefit payments, his Early Retirement Benefit payments shall cease, and the Company shall pay to the Executive's Beneficiary a Survivor's Benefit pursuant to Section 3.5(b).

          3.3  Incentive Benefit.  If an Executive has a termination of service
               -----------------
after five or more years of participation in a Contribution Unit (i.e.,
                                                                  - -
completion of five or more years of service with the Company while enrolled in the Contribution

Unit), but prior to his Normal or Early Retirement Date for the Contribution Unit, the Executive will be eligible for an Incentive Benefit for that Contribution Unit, subject to the provisions of Sections 3.10, 3.11 and 3.13. For each such Contribution Unit in which the Executive has participated for at least five years, the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive in equal monthly installments commencing on the first day of the month following the day he reaches age 65, as compensation earned for services rendered prior to such date, one-twelfth of the amount per annum specified as the Normal Retirement Benefit in his Agreement for the Contribution Unit for the same number of years that the Executive has participated in the Contribution Unit up to a maximum of fifteen years (the "Incentive Benefit").

          Any time prior to twelve months prior to termination of service, the Executive may instead elect to commence his Incentive Benefit as early as the first day of the month after he attains age 55. In this event, for each Contribution Unit in which the Executive has participated for at least five years when he has a termination of service prior to his Early Retirement Date for the Contribution Unit, the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive in equal monthly installments, as compensation earned for services rendered prior to such time, one-twelfth of a reduced equivalent of the amount per annum specified as the Normal Retirement Benefit in his Agreement for the Contribution Unit for the same number of years that the Executive has participated in the Contribution Unit up to a maximum of fifteen years. Such reduced equivalent shall be equal to the Executive's Normal Retirement Benefit specified in his Agreement for the Contribution Unit reduced for the period from the date that the Executive terminates service to the date the Executive attains age 65 at a rate equal to (i) six percent (6%) per annum (i.e., a 0.5 percent (0.5%)
                                              - -
reduction per month), or (ii) such other per annum rate as may be determined by the Committee from time to time, but not to exceed 120 percent (120%) of the long-term Applicable Federal Rate.

          If an Executive dies before he has received all of his monthly Incentive Benefit payments, his Incentive Benefit payments shall cease, and the Company shall pay to the Executive's Beneficiary a Survivor's Benefit pursuant to Section 3.6.

          As a second alternative, any time prior to twelve months prior to termination of service the Executive may instead elect to receive, subject to the provisions of Sections 3.10, 3.11 and 3.13, a lump sum termination benefit instead of an Incentive Benefit for a Contribution Unit within thirty (30) days following his termination of service. If an Executive so elects, for each Contribution Unit in which the Executive has participated for at least five years the Company shall pay, subject to the provisions of Sections 3.10, 3.11 and 3.13, to the Executive, within thirty (30) days following his termination of service, a lump sum equal to the amounts of his prior contributions pursuant to Schedule A of his Agreement, plus interest thereon credited at the rate of six percent (6%) per annum from the date each contribution was made and compounded annually.

          If the Executive dies before he has received his lump sum termination benefit, the Executive's right to a lump sum benefit will cease, and the Company shall pay to the Executive's Beneficiary a lump sum Survivor's Benefit pursuant to Section 3.6.

          3.4  Survivor's Benefit.  If the Executive dies while in service with
               ------------------
the Company and a participant in the Plan before reaching age 50, for each Contribution Unit of the Executive the Company shall pay to the Executive's Beneficiary in equal monthly installments commencing on the first day of the month after the Executive's death and receipt of required documentation, one-twelfth of the amount per annum specified as the Survivor's Benefit in the Executive's Agreement for the Contribution Unit (the "Survivor's Benefit") until the Executive would have attained age 65. If the Executive dies while in service with the Company and a participant in the Plan after reaching age 50, for each Contribution Unit of the Executive the Company shall pay to the Executive's Beneficiary in equal monthly installments commencing on the first day of the month after the Executive's death and receipt of required documentation, one-twelfth of the amount per annum specified as the Survivor's Benefit in the Executive's Agreement for the Contribution Unit (the "Survivor's Benefit") for 180 months. In lieu of such monthly payments, the Committee may determine, in its sole discretion, to make an equivalent present-value lump sum payment to the Beneficiary. In such case, the Committee shall determine the present-value lump sum payment using such discount rate as the Committee may determine, provided that such rate will not be greater than 120 percent (120%) of the long-term Applicable Federal Rate.

          3.5  Post-Retirement Survivor's Benefit.
               ----------------------------------

               (a) If an Executive who is receiving or is entitled to receive a Normal Retirement Benefit for a Completed Contribution Unit dies after his Normal Retirement Date, the Company shall pay, subject to the provisions of Sections 3.10 and 3.11, to his Beneficiary, for each such Completed Contribution Unit of the Executive, the remaining monthly Normal Retirement Benefit payments, if any, that would have been paid to the Executive if the Executive had survived until he received 180 monthly Normal Retirement Benefit payments. The Beneficiary's monthly benefit payments will commence on the first day of the month following the date of the Executive's death and receipt of required documentation. After completion of the remainder of 180 monthly Normal Retirement Benefit payments to the Executive's Beneficiary, the Executive's spouse at the time of the Executive's death, if any, shall be entitled, subject to the provisions of Sections 3.10 and 3.11, to receive fifty percent (50%) of the monthly Normal Retirement Benefit payments, which were payable to the Executive commencing on the first day of the month after the Executive's death, payable monthly during the remaining lifetime of the spouse, subject to an actuarial adjustment (based on annuity rates selected by the Committee) if the spouse is more than three years younger than the Executive. In lieu of such monthly benefit payments, the Committee may determine, in its sole discretion, to make an equivalent present-value lump sum payment to the Beneficiary and/or an actuarially determined equivalent lump sum payment to the spouse. The Committee shall determine the present-value lump sum payment to the Beneficiary using such discount rate as the Committee may determine, provided that such rate will not be greater than 120 percent (120%) of the long-term Applicable Federal Rate and shall determine the actuarial equivalent lump sum payment to the spouse using mortality tables and annuity rates selected by the Committee.

               (b) If an Executive who is receiving or is entitled to receive an Early Retirement Benefit for a Completed Contribution Unit dies after his Early Retirement Date, the Company shall pay, subject to the provisions of Sections 3.10 and 3.11, to his Beneficiary, for each such Completed Contribution Unit of the Executive, the remaining monthly Early Retirement Benefit payments, if any, that would have been paid to the Executive if the Executive had survived until he received 180 monthly Early Retirement Benefit payments. The Beneficiary's monthly benefit payments will commence on the first day of the month following the date of the Executive's death and receipt of required documentation. In lieu of such monthly payments, the Committee may determine, in its sole discretion, to make an equivalent present-value lump sum payment to the Beneficiary. In such case, the Committee shall determine the present-value lump sum payment using such discount rate as the Committee may determine, provided that such rate will not be greater than 120 percent (120%) of the long-term Applicable Federal Rate.

          3.6  Post-Termination Survivor Benefits. If an Executive is eligible
               ----------------------------------
for an Incentive Benefit for a Contribution Unit at the time of his death following termination of service, the Company shall pay, subject to the provisions of Sections 3.10 and 3.11, to his Beneficiary, for each such Contribution Unit of the Executive, the same benefits that the Executive would have received had he lived. Unless the Executive made an election prior to termination of service under Section 3.3 to receive a lump sum termination benefit in lieu of an Incentive Benefit, the Beneficiary's monthly payments will commence on the first day of the month following the date of the Executive's death and receipt of required documentation. In lieu of such monthly payments, the Committee may determine, in its sole discretion, to make an equivalent present-value lump sum payment to the Beneficiary. In such case, the Committee shall determine the present-value lump sum payment using such discount rate as the Committee may determine, provided that such rate will not be greater than 120 percent (120%) of the long-term Applicable Federal Rate.

          If the Executive made an election prior to termination of service to receive a lump sum termination benefit in lieu of an Incentive Benefit for a Contribution Unit, the Company shall pay, subject to the provisions of Sections
3.10 and 3.11, to the Beneficiary, within thirty (30) days following the Executive's death and receipt of required documentation, a lump sum equal to the amounts of the Executive's prior contributions pursuant to Schedule A of the Executive's Agreement, plus interest thereon credited at the rate of six percent (6%) per annum commencing from the date each contribution was made and compounded annually.

          If an Executive is not at least eligible for an Incentive Benefit for a Contribution Unit under Section 3.3 at the time of his death following termination of service, his Beneficiary will not receive a Survivor's Benefit for such Contribution Unit, except pursuant to Section 3.8.

          3.7  Disability Benefit. If the Company is able to obtain a long term
               -------------------
disability insurance policy which is in effect to provide Disability Benefits for the Executive under the Plan, Disability Benefits will be payable to the Executive. However, Disability Benefits are only payable with respect to an Executive's Initial Contribution Unit. There are no Disability Benefits associated with additional Contribution Units. Under the Initial Contribution Unit, if an Executive has a termination of service due to a Disability (as defined in Section 1.12) which results from a bodily injury sustained or sickness which first manifests itself while his Agreement is in effect, the Company shall pay to the Executive in equal monthly installments, commencing on the first day of the month after the Executive has been disabled for a period of six consecutive months, an amount equal to one-twelfth of the amount per annum specified as the Disability Benefit in his Agreement for the Initial Contribution Unit (the "Disability Benefit") until the Executive ceases to be totally and continuously disabled, or if earlier, reaches the later of (i) age of sixty-five, or (ii) as follows:


Total Disability Starting                                   Payment
-------------------------                                   -------
Before age 61                                              To age 65
At age 61 but before age 62                                48 months
At age 62 but before age 63                                42 months
At age 63 but before age 64                                36 months
At age 64 but before age 65                                30 months
After age 65 but before age 75                             24 months
At or after age 75                                         12 months


          However, the Disability Benefits described above for the Initial Contribution Unit will only be payable if the Company obtains a long term disability insurance policy which is in effect to provide such Disability Benefits, and any Disability Benefits payable under this Plan will be limited to the disability benefits payable under such a long term disability insurance policy which covers the Executive.

          An Executive will continue to be eligible for all Normal Retirement Benefits and Survivor Benefits, pursuant to Sections 3.1, 3.4 and 3.5, for all Completed Contribution Units during the period of the Executive's Disability. If the Executive's Disability occurs before he completes eight years of participation in a Contribution Unit, he may continue to make contributions equal to the amount specified in Schedule A of the Agreement for the remainder of such eight years to complete the

Contribution Unit. For the purposes of completing the eight year participation (service with the Company) requirement for a Contribution Unit, years of Disability will count as years of participation in a Contribution Unit. An Executive will continue to be eligible for Survivor Benefits pursuant to Sections 3.4 and 3.5 with respect to a Contribution Unit if the Executive is in the process of continuing to make contributions to complete the Contribution Unit at the time of his death.

          Retirement benefits for Completed Contribution Units will commence at age 65 or when Disability Benefits cease, if later. For purposes of this Section 3.7, eligibility for retirement and survivor benefits for incomplete Contribution Units will terminate when the Executive ceases to be disabled, unless the Executive returns to service with the Company within 60 days after ceasing to be disabled. If an Executive does not return to active employment with the Company within 60 days after ceasing to be disabled, his Contribution Units shall be paid out as of the date his Disability ceases under the Incentive Benefit or Termination Benefit provisions, pursuant to Sections 3.3 and 3.8, respectively. In its sole discretion, the Committee may reinstate an Executive's eligibility for retirement or survivor benefits for an Executive who does not return to service with the Company within 60 days after his Disability ceases.

          Any incomplete Contribution Units will be paid out, depending on the Executive's years of participation in such Contribution Unit, under the Incentive Benefit or Termination Benefit provisions, pursuant to Section 3.3 and 3.8, respectively, beginning when the Incentive Benefit or Termination Benefit would normally commence or when the Executive ceases to continue to make contributions for the Contribution Unit, if later. Survivor benefits for incomplete Contribution Units will be limited to the post-termination survivor benefits, if any, which are payable pursuant to Sections 3.6 and 3.8, except for an Executive who is in the process of continuing to make contributions to complete a Contribution Unit at the time of his death.

     3.8  Termination Benefit. Except as provided in Sections 3.2, 3.3, 3.4,
          -------------------
3.5, 3.6, and 3.7, following any termination of service of the Executive before he attains age 65 or, if later, completes eight years of service with the Company while enrolled in a Contribution Unit, for each such Contribution Unit the Company shall pay, subject to the provisions of Section 3.13, to the Executive, depending on the Executive's years of participation in each Contribution Unit, a lump sum equal to the amount set forth below (the "Termination Benefit"):

     (i) If an Executive terminates service during the first year of a Contribution Unit, his lump sum payment will be an amount equal to the amounts of his contributions pursuant to Schedule A of his Agreement, without interest.

     (ii) If an Executive terminates service during the second or third year of participation in a Contribution Unit, his lump sum payment will be an amount equal to the amounts of his contributions pursuant to Schedule A of his Agreement, plus interest thereon credited at the rate of six percent (6%) per annum commencing from the date each contribution was made after the beginning of the second year of the Contribution Unit and compounded annually, to the date of termination.

     (iii) If an Executive terminates service during the fourth or fifth year of participation in a Contribution Unit, his lump sum payment will be an amount equal to the amounts of his contributions pursuant to Schedule A of his Agreement, plus interest thereon credited at the rate of six percent (6%) per annum commencing from the date each contribution was made and compounded annually, to the date of termination.

     (iv) If an Executive terminates service after the fifth year of participation in a Contribution Unit, he is eligible for an Incentive Benefit as provided in Section 3.3 of this Plan.

     For purposes of this Section 3.8, all payments shall be made within ninety
(90) days following the Executive's termination of service, except as otherwise provided in Section 3.13. If the Executive dies prior to receiving such payments, such payments will be made to the Executive's Beneficiary.

     Notwithstanding any other provision of the Plan, upon any termination of the Executive's participation in a Contribution Unit under the Plan while the Executive continues in the service of the Company, the Executive shall immediately cease to be eligible for any other benefits under the Plan with respect to the Contribution Unit and shall only be entitled to receive his Termination Benefit following his termination of service with the Company. In its sole discretion, the Committee may pay the Termination Benefit to the Executive on an earlier date at any time subsequent to his termination of participation in the Contribution Unit.

     3.9  Emergency Benefit.  In the event that the Committee, upon the written
          -----------------
petition of the Executive, determines, in its sole discretion, that the Executive has suffered an unforeseeable financial emergency, the Company shall pay to the Executive, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit for one or more Contribution Units to which the Executive would have been entitled pursuant to Section 3.8 if he had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of the Executive's benefit for a Contribution Unit otherwise payable under Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 or 3.8 shall thereafter be reduced, as determined by the Committee, to reflect the early payment of the Emergency Benefit.

     3.10  Non-Compete Provisions.  If an Executive becomes employed as an
           ----------------------
executive search consultant or obtains employment in any capacity for any other executive search firm within two years after the date of his termination of service with the Company, the Executive (or his Beneficiary following the Executive's death) will forfeit any Early Retirement Benefit or Incentive Benefit to which he is entitled to under the Plan (and any post-retirement or post-termination survivor benefit, except pursuant to Section 3.8, which would otherwise be payable to his Beneficiary, if applicable), and no interest will be credited to his account balance for Contribution Units after the Executive's termination of service. The Executive (or his Beneficiary following the Executive's death) will be reimbursed within three years from the date payments would otherwise have been made in a lump sum payment for his contributions for each Contribution Unit for which he was otherwise entitled to receive an Early Retirement Benefit or Incentive Benefit under this Plan, plus interest thereon credited at the rate of six percent (6%) per annum through the date of the Executive's termination of service less any Early Retirement Benefit or Incentive Benefit payments that may have been paid to the Executive prior to his violation of the non-compete provisions of this Section 3.10. In addition, any excess Early Retirement Benefit or Incentive Benefit payments that may have been paid to the Executive for a Contribution Unit prior to such violation may be subtracted from the remaining amounts payable to the Executive for any of his Contribution Units.

          3.11 Termination For Cause. If an Executive is terminated for cause,
               ---------------------
the Executive (or his Beneficiary or his spouse, if applicable, following the Executive's death) will forfeit any Normal Retirement Benefit, Early Retirement Benefit or Incentive Benefit to which he is entitled to under the Plan (and any post-retirement or post-termination survivor benefit, except pursuant to Section 3.8, which would otherwise be payable to his Beneficiary or his spouse, if applicable), and no interest will be credited to his account balance for Contribution Units after the Executive's termination for cause. Notwithstanding any date of retirement or voluntary termination by the Executive, if the Company notifies the Executive that he is being terminated for cause within 90 days of such date of retirement or voluntary termination by the Executive, the Executive shall be considered terminated for cause for purposes of this Plan. The Executive (or his Beneficiary following the Executive's death) will be reimbursed within three years from the date payments would otherwise have been made in a lump sum payment for his contributions for each Contribution Unit for which he was otherwise entitled to receive a Normal Retirement Benefit, Early Retirement Benefit or Incentive Benefit under this Plan, plus interest thereon credited at the rate of six percent (6%) per annum through the date of the Executive's termination for cause.

          3.12  Recipients of Payments; Designation of Beneficiary.   All
                --------------------------------------------------
payments to be made under the Plan shall be made to the Executive during his lifetime, provided that if the Executive dies prior to the completion of such payments, then all subsequent payments under the Plan (other than any payment to the Executive's spouse under Section 3.5 (a)) shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this Section
3.12. The Executive may designate a Beneficiary or Beneficiaries by filing a written notice of such designation with the Committee. The Executive may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. The spouse of a married Executive must consent in writing to any designation of a Beneficiary or Beneficiaries other than the spouse, and any designation of a Beneficiary by a married Executive other than the spouse of such Executive will be null and void without the written consent of the spouse in the form required by the Company. A subsequent marriage or divorce of the Executive prior to commencement of any benefit payments shall revoke all prior designations of a Beneficiary. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Executive, or if no spouse is then living, the representatives of the Executive's estate.

          3.13  Deferral of Payment.    The Committee may, in its sole
                -------------------
discretion, defer the payment of any benefit provided for by

Sections 3.1, 3.2, 3.3, and 3.8 to a date other than those provided for in such Sections, provided, however, that any such payment shall be made, in all events,
          --------  -------
no later than three (3) years following the date of payment otherwise provided for in such Sections unless the Executive consents to a later payment. In the event that a payment is deferred pursuant to this Section 3.13, the amount payable shall be increased by an amount equal to interest on such amount from the date otherwise payable to the date of payment, compounded annually, at an annual rate equal to the lowest rate of interest charged from time to time by Bank of America (i.e., the lowest rate of interest charged to its most creditworthy commercial borrowers on unsecured loans maturing in ninety (90) days or less).

          This Section 3.13 shall not apply, and no payments shall be deferred hereunder, in the event of termination of the Plan or termination of service of an Executive within three (3) years following a "Change of Control" of the Parent Company. For this purpose a "Change of Control" shall mean (i) the sale or other transfer of 50% or more of the voting stock of the Parent Company, other than to (a) shareholders of the Parent Company, (b) a pension, profit-sharing, stock bonus or similar plan established for the benefit of employees of the Company or (c) an entity in which the former shareholders of the Parent Company hold 50% or more of the value of the outstanding stock; (ii) a merger, consolidation, business combination or other reorganization of the Company in which the former shareholders of the Parent Company hold less than 50% of the value of the outstanding stock of the surviving corporation; or (iii) the sale or other transfer of all or substantially all of the assets of the Parent Company, other than to (a) shareholders of the Parent Company, (b) a pension, profit-sharing, stock bonus or similar plan established for the benefit of employees of the Company or (c) an entity in which the former shareholders of the Parent Company hold 50% or more of the value of the outstanding stock. For the purposes of this
Section 3.13, the "Parent Company" shall mean Korn/Ferry International.

          3.14 Election to Defer Payment. With the consent of the Committee, in
               -------------------------
its sole discretion, an Executive may elect any time prior to twelve months prior to his termination of service to defer payment of any benefits provided for by the Plan, with payments to be increased, as determined by the Committee, to reflect the later commencement date.

          3.15 Withholding; Employment Taxes. To the extent required by the law
               -----------------------------
in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal or any state, local or foreign government from payments made hereunder.

          3.16 Approved Leave of Absence. If an Executive is absent from service
               -------------------------
by reason of a leave of absence for a specified period of time which is formally approved in writing by the Committee, no contributions shall be made by the Executive during the approved leave of absence. If an Executive returns to service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence, the

Executive shall resume making contributions in the annual amounts which the Executive previously elected until contributions are completed.

          During any approved leave of absence, interest shall continue to be credited for purposes of computing any Termination Benefit payable pursuant to
Section 3.8, and the Executive shall continue to be eligible for the Survivor's Benefit payable pursuant to Section 3.4. An approved leave of absence shall not constitute a termination of service or break in continuous service unless the Executive fails to return to service with the Company within thirty (30) days following the end of the specified period of the approved leave of absence.

          The period of such approved leave of absence shall normally not be counted as years of service with the Company or years of participation in the Plan, but shall not cause a break in consecutive years of participation in the Plan; however, the Committee, in its sole discretion, may determine to count such period as years of service with the Company and years of participation in the Plan, provided all contributions have been completed prior to commencement of the approved leave of absence.

                                        IV

                           CONDITIONS RELATED TO BENEFITS

          4.1  Administration of Plan.
               ----------------------

               (a) The Board of Directors of the Company (the "Board") shall appoint an Administrative Committee consisting of three or more persons to administer the Plan and to interpret and apply its provisions in accordance with its terms. The Committee shall select the Executives who are eligible to participate in the Plan. A member of the Committee shall not vote or act upon any matter which relates solely to such member as an Executive. In the absence of the appointment of an Administrative Committee, references herein to the Committee shall mean the Board of Directors of the Company. If the Employee Retirement Income Security Act of 1974 ("ERISA") applies to this Plan, the Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA).

          (b) The right of any Executive or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee, which shall be in compliance with requirements of Section 503 of ERISA if ERISA applies to this Plan.

     4.2  Rights on Termination of Service.  Except as expressly provided in
          --------------------------------
this Plan, the Company shall not be required or be liable to make any payment under this Plan subsequent to the termination of service of the Executive.

     4.3  No Right to Company Assets.  Neither the Executive nor any other
          --------------------------
person shall acquire by reason of the Plan or an Agreement any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of the Executive owned by the Company. No trust shall be created in connection with or by the execution or adoption of this Plan or an Agreement, and any benefits which become payable hereunder, if payable by the Company, shall be paid from the general assets of the Company. The Executive shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company.

     4.4  No Employment Rights.  Nothing herein shall constitute a contract of
          --------------------
continuing service or in any manner obligate the Company to continue the services of the Executive, or obligate the Executive to continue in the service of the Company, and nothing herein shall be construed as fixing or regulating the bonuses or other compensation payable to the Executive.

     4.5  Company's Right to Terminate.  The Board reserves the sole right to
          ----------------------------
terminate the Plan and/or any Agreement pertaining to the Executive at any time prior to the commencement of payment of his benefits. In the event of any such termination, the Executive shall be entitled to the amount specified in Section
3.8 of this Plan at the time of termination of the Plan and/or his Agreement.
In addition, the Board may, at any time in its complete and sole discretion amend the Plan or an Agreement in whole or in part, provided that no such amendment may deprive Executives or Beneficiaries of benefits which have accrued prior to such amendment.

          4.6  Protective Provisions. The Executive will cooperate with the
               ---------------------
Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other actions as may be requested by the Company. If the Executive refuses to cooperate, the Company shall have no further obligation to the Executive or his Beneficiary under the Plan or his Agreement. In the event of the Executive's suicide during the first two years of his Agreement for a Contribution Unit or if the Executive makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable to the Executive under the Plan or his Agreement for the Contribution Unit, or in the Company's sole discretion, benefits may be payable in a reduced amount.

          4.7  Offset. If at the time payments or installments of payments are
               ------
to be made hereunder the Executive or the Beneficiary or both are indebted or obligated to the Company, then the payments remaining to be made to the Executive or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

          4.8  Arbitration. Any controversy or claim arising out of or relating
               -----------
to this Plan or an Agreement, or the breach thereof, shall be settled by arbitration in accordance with the

Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall occur in Los Angeles, California. The fees and expenses of any arbitration shall be awarded by the arbitrator(s).

                                       V

                                 MISCELLANEOUS

          5.1  Nonassignability. Neither the Executive nor any other person
               ----------------
shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or any other person, or be transferable by operation of law in the event of the Executive's or any other person's bankruptcy or insolvency.

          5.2  Gender and Number. Wherever appropriate herein, the masculine may
               -----------------
mean the feminine and the singular may mean the plural or vice versa.

          5.3  Trust Fund. The Company shall be responsible for the payment of
               ----------
all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board of Directors or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

          5.4  Notice. Any notice or election required or permitted to be given
               ------
under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the President of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

          5.5  Not ERISA Plan. The Company intends that this Plan is not covered
               --------------
by Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") because the Plan is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens of the United States. However, if ERISA applies to the Plan, the Company is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA, and the Plan is intended to be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management of highly compensated employees" for purposes of ERISA, and as such is intended not to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA (relating to participation and vesting, funding and fiduciary responsibility).

          5.6  Applicable Law. This Plan shall be construed, regulated and
               --------------
administered in accordance with the laws of the State of California, except insofar as state law is preempted by ERISA if ERISA applies.

                                       VI

               DISCLAIMER OF RESPONSIBILITY FOR TAX CONSEQUENCES

          The Company assumes no responsibility, and does not purport to in any way advise or counsel as to the tax consequences and/or liabilities, if any, or the effect on any benefits similar to United States Social Security benefits, if any, as a result of the provisions of this Plan. Executives and Beneficiaries must look solely to their own tax and legal advisers for such advice and counsel.

          IN WITNESS WHEREOF, the Company has adopted this KORN/FERRY INTERNATIONAL ENHANCED EXECUTIVE BENEFIT AND WEALTH ACCUMULATION PLAN FOR INTERNATIONAL EXECUTIVES on January 1st, 1994, effective as of January 1st, 1994.
                                             KORN/FERRY INTERNATIONAL

                                             By /s/ Peter L. Dunn
                                                -----------------

                                             Its_________________

Attest:

/s/ Kristine E. Key
-------------------
Title: